UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 24, 2008

Date of Report (Date of Earliest Event Reported)

VIROPRO, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-06718	13-3124057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8515 Pl. Devonshire Suite 207 Montreal, Quebec, Canada	H4P 2K1
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 731-8776

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1

REGISTRANT’S BUSINESS AND OPERATTONS

ITEM 1.3

BANKRUPTCY OR RECEIVERSHIP

On January 24, 2008, an Extraordinary Meeting of the Stockholders was held and a majority of the stockholders voted that Viropro, Inc. has until March 24, 2008 to secure financing.  If no financing is secured, Viropro, Inc. will be forced to cease all of its operations.

Viropro, Inc. has dedicated much time and effort to developing its technologies/know how/process development throughout the previous 2 years.  Moreover, during those 2 years, Viropro, Inc. succeeded in signing Memorandums of Understanding, Letters of Intent, and various Agreements.  However, notwithstanding the fact that Viropro, Inc. has implemented continuous efforts to identify and secure potential investors, Viropro, Inc. does not have sufficient operating capital to continue its day-to-day operations.

Accordingly, Viropro, Inc. has until March 24, 2008 to consider and employ various proposals submitted at the January 24, 2008 Extraordinary Special Meeting of the Shareholders in order to secure the necessary financing required for adequate restructuring of the company or Viropro, Inc. will be obligated to cease all of its operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of February, 2008.

VIROPRO, INC.

/s/ Prosper Azoulay

By:

Prosper Azoulay, Vice-President Operations, Director